Exhibit 5

                               Quarles & Brady LLP
                            411 East Wisconsin Avenue
                         Milwaukee, Wisconsin 53202-4497

                                  June 30, 2006

Bucyrus International, Inc.
P.O. Box 500
1100 Milwaukee Avenue
South Milwaukee, Wisconsin 53172

Ladies and Gentlemen:

      We have acted as special counsel for Bucyrus International, Inc., a Delaware corporation (the "Company"), in connection with the automatic shelf registration statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), pertaining to the registration of an indeterminate amount of Securities (as hereinafter defined) for sale from time to time. This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (both as hereinafter defined) other than as to enforceability, as specified herein, of any Debt Securities and the validity of the Common Stock, Preferred Stock and Warrants (each as hereinafter defined).

      You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the
"Prospectus"). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus, as supplemented by various Prospectus Supplements, will contemplate the issuance of an indeterminate amount of (i) debt securities of the Company, either senior or subordinated (the "Debt Securities"), (ii) shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), (iii) shares of the Company's preferred stock, $0.01 par value per share (the "Preferred Stock"), and/or (iv) warrants of the Company to purchase shares of Common Stock (the "Warrants"). The Debt Securities, Common Stock,
Preferred Stock and Warrants are collectively referred to herein as the "Securities."

      In rendering the opinions set forth herein, we have (i) investigated such questions of law, (ii) examined originals or certified or conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and
(iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of these opinions.

      In all such examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons who have executed documents, the completeness and authenticity of all original or certified documents reviewed by us and the conformity and completeness to certified and authentic originals of all copies of documents submitted to us for review as conformed or reproduction copies. To the extent it may be relevant to the opinions expressed below, we have assumed (i) that the Registration Statement has become and remains effective under the Act, (ii) that the Company will have sufficient authorized but unissued and unreserved shares of Common Stock and Preferred Stock on the date of any issuance of shares registered pursuant to the Registration Statement, (iii) that the parties to agreements, including any indenture, other than the Company have the power and authority to enter into and perform such agreements and to consummate the transactions contemplated thereunder, that such agreements or documents have been duly authorized, executed and delivered by, and constitute the legal, valid and binding obligations of such parties enforceable against such parties in accordance with their terms, and that such parties will comply with all of their obligations under such agreements or documents and all laws applicable thereto, and (iv) that the indentures for any Debt Securities will contain terms substantially in accordance with the terms of indentures entered into by other United States companies issuing debt securities registered under the Act and in compliance with the requirements of the Trust Indenture Act of 1939.

      As to facts material to our opinions,  we have relied without  independent investigation or verification upon the accuracy of factual statements, including, representations of fact, contained in certificates, agreements, oral or written statements or other records of or from public officials and officers and representatives of the Company and others and assumed compliance on the part of all parties to all agreements and documents with their covenants and agreements contained therein. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of facts and no inference as to our knowledge or awareness concerning facts should be drawn from the fact that we have represented the Company or any affiliates of the Company in this or other matters.

      Based  upon  and  subject  to  the  foregoing  and  to  the   limitations,
qualifications and exceptions set forth below, we are of the opinion that:

      1. With respect to shares of Common Stock, when (i) the terms of the issuance and sale of the shares of Common Stock by the Company (including any Common Stock duly issued upon the exercise of any Warrants exercisable for Common Stock) have been duly authorized and approved by the Board of Directors of the Company or an authorized committee thereof (the "Board") and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) such shares of Common Stock have been issued and delivered against consideration therefor in an amount not less than the par value thereof, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and non-assessable, subject to the personal liability which may be imposed on shareholders by former Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts incurred prior to June 14, 2006 (for debts incurred on or after such date, Section 180.0622(2)(b) has been repealed) owing to employees for services performed, but not exceeding six months service in any one case.

      2. With respect to any shares of Preferred Stock when (i) in accordance with Section 151 of the General Corporation Law of the State of Delaware (the "DGCL") and in conformity with the certificate of incorporation and by-laws of the Company, (a) the Board has fixed, as the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of a series of Preferred Stock registered pursuant to the Registration Statement and adopted a
Certificate of Designation (the "Certificate of Designation") in the form required by applicable law and (b) proper and valid filing with the Office of the Secretary of State of the State of Delaware of such Certificate of Designation has been made, (ii) the terms of the issuance and sale of such shares of Preferred Stock have been duly authorized and approved by the Board in conformity with the applicable Certificate of Designation and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) such shares of Preferred Stock have been issued and delivered against consideration therefor in an amount not less than the par value thereof, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable, subject to the personal liability which may be imposed on shareholders by former Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts incurred prior to June 14, 2006 (for debts incurred on or after such date, Section 180.0622(2)(b) has been repealed) owing to employees for services performed, but not exceeding six months service in any one case.

      3. With respect to the Debt Securities, when (i) an indenture relating to the Debt Securities (the "Indenture") has been duly qualified under the Trust Indenture Act of 1939, (ii) the terms of the issuance and sale of the Debt Securities have been established in conformity with the Indenture and duly authorized and approved by the Board and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Indenture has been duly authorized, executed and delivered by the Company and the trustee thereunder and (iv) the Debt Securities have been duly authenticated by the trustee and duly executed and delivered on behalf of the Company against consideration therefor in accordance with the terms of the Indenture, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Company.

      4. With respect to the Warrants, when (i) the terms of the issuance and sale of the Warrants registered pursuant to the Registration Statement have been established in conformity with the applicable warrant agreement and duly authorized and approved by the Board and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the applicable warrant agreement has been duly authorized, executed and delivered by the Company against payment therefor in accordance with the terms of the applicable warrant agreement, to the extent applicable in accordance with the terms of the agreement under which they are sold or issued, and in the manner contemplated by the Registration Statement and/or applicable Prospectus Supplement, (iii) the terms of the Common Stock issuable upon exercise of the Warrants have been duly approved by the Board in conformity with the certificate of incorporation and by-laws of the Company, (iv) the shares of Common Stock issuable upon exercise of the Warrants have been properly reserved for issuance and (v) upon exercise of such Warrants into shares of Common Stock, such shares of Common Stock have been issued and delivered against consideration therefor in an amount not less than the par value thereof and in accordance with the warrant agreement, such Warrants will constitute valid and binding obligations of the Company.

      Our opinions set forth above are subject to the following limitations, qualifications and exceptions:

            (a) we express no opinion concerning the validity, binding effect or enforceability of any provision of any agreements or documents, including without limitation the Indenture, relating to indemnification, contribution or exculpation (i) in connection with violations of any applicable laws or statutory duties or where such indemnification or contribution is contrary to public policy, (ii) in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution, or (iii) under circumstances involving the negligence of the indemnified or exculpated party or the party receiving contribution in which a court might determine the provision to be unfair or insufficiently explicit;

            (b) we express no opinion concerning the validity, binding effect or enforceability of any provision of any agreements or documents, including without limitation the Indenture, related to (i) the waiver of rights or defenses contained in the Indenture, (ii) any provision requiring the payment of attorneys' fees, which such payment is contrary to law or public policy, (iii) consent to, or restrictions upon, judicial relief or jurisdiction, venue or forum selection, (iv) waivers of broadly or vaguely stated rights, (v) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (vi) provisions authorizing or validating conclusive or discretionary determinations, (vii) provisions for exclusivity, election or cumulation of rights or remedies, (viii) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety, (ix) provisions for liquidated damages, default interest, late charges, monetary penalties, make whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (x) proxies, powers and trusts, or (xi) the severability, if invalid, of provisions to the foregoing effect;

            (c) we express no opinion concerning the enforceability of any provision of any agreements or documents, including without limitation the Indenture, specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by the trade practice or course of conduct has been created that modifies any provision of any agreements or documents, including without limitation the Indenture; and

            (d) we express no opinion concerning the enforceability of any provision of any agreements or documents, including without limitation the Indenture (i) providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law,
(ii) providing for governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency, or (iii) relating to the waiver of rights or defenses or relating to the waiver of stay, extension or usury laws.

      In   addition,   we  express  no  opinion  with  respect  to  (i)  whether
acceleration of any Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest, (iii) the creation, validity, perfection or priority of any security interest, mortgage, or lien, or (iv) any provision of any agreement or document purporting to give any person or entity the power to accelerate obligations without any notice to the obligor.

      The opinions set forth above are subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting creditors' rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

      We are members of the Bar of the State of Wisconsin and the opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of Wisconsin and, to the extent relevant to the opinions expressed herein, the applicable provisions of the DGCL, in each case as currently in effect, and reported judicial decisions interpreting such provisions of the DGCL. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or any other reason.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "Legal Matters" in the Prospectus and "Legal Matters" in any Prospectus Supplement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                               Very truly yours,

                                               /s/ Quarles & Brady LLP

                                               QUARLES & BRADY LLP